EXHIBIT 99.1

NEWS RELEASE

Del Monte Foods Company
P.O. Box 193575
San Francisco, CA 94119-3575

DEL MONTE FOODS COMPANY ANNOUNCES
PRICING OF $250 MILLION SENIOR
SUBORDINATED NOTE OFFERING

SAN FRANCISCO, January 25, 2005 — Del Monte Foods Company (NYSE: DLM) announced today that its wholly-owned subsidiary Del Monte Corporation (“Del Monte”) priced a private placement offering of $250,000,000 in aggregate principal amount of senior subordinated notes (the “New Notes”). The New Notes will mature on February 15, 2015, and interest on the New Notes will accrue and be payable semi-annually in arrears commencing August 15, 2005 at the rate of 6 3/4% per annum.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the New Notes. The New Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time Del Monte Foods Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the offering of the New Notes, including the contemplated size of such offering and any possible completion of such offering. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

CONTACTS:
Brandy Bergman/Tracy
	Greenberger (Media)	Tom Gibbons (Analysts)
	Citigate Sard Verbinnen	Del Monte Foods
	(212) 687-8080	(415) 247-3382